EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-60151, Post-Effective Amendment No. 1 to Registration Statement No. 333-82035, Post-Effective Amendment No. 3 to Registration Statement No. 333-04505, and Post-Effective Amendment No. 6 to Registration Statement No. 33-84578 of AK Steel Holding Corporation (the “Company”) on Forms S-8 of our report on the Company’s financial statements and financial statement schedule dated February 28, 2006 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s retrospective revision of the consolidated statements of cash flows to present separate disclosure of the cash flows from operating and investing activities of discontinued operations), and our report dated February 28, 2006 relating to Company management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of AK Steel Holding Corporation for the year ended December 31, 2005.

DELOITTE & TOUCHE LLP

Cincinnati, Ohio

February 28, 2006